ALSTON & BIRD LLP

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                              [FORM OF TAX OPINION]

                                       ________, 1998

Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina  27604

      Re: Registration Statement on Form S-3 Relating to 2,340,000 Shares of Common Stock of Highwoods Properties, Inc.

Ladies and Gentlemen:

      In connection with the registration statement on Form S-3, File No. 333-________, as in the form filed on ____________, 1998, relating to the registration of 2,340,000 shares of common stock by Highwoods Properties, Inc. (the "Company"), you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

      This opinion is based solely on various facts and factual assumptions as set forth in the Registration Statement and is conditioned upon certain representations made by the Company as to factual matters through certificates of officers of the Company (the "Officers' Certificates") attached hereto and made a part hereof. We have made no independent inquiry as to the factual matters set forth herein. In addition, we have examined no documents other than the Registration Statement for purposes of this opinion and, therefore, our opinion is limited to matters determined through an examination of such document and the factual matters set forth in the Officers' Certificates.

      In rendering the opinions set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

1211 East Morehead Street      3605 Glenwood Avenue    601 Pennsylvania Avenue, N.W.
    P.O. Drawer 34009           P.O. Drawer 31107        North Building, Suite 250
 Charlotte, NC 28234-4009     Raleigh, NC 27622-1107     Washington, DC 20004-2601
       704-331-6000                919-420-2200                 202-508-3300
    Fax: 704-334-2014            Fax: 919-881-3175           Fax: 202-508-3333

Highwoods Properties, Inc.
______________, 1998
Page 2


      We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

      Based solely on the facts in the Registration Statement and the facts in the Officers' Certificates, we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994 through 1997, and that the Company will be in a position to continue its qualification and taxation as a REIT within the definition of Section 856(a) of the Code for the taxable year that will end December 31, 1998, once it has completed certain restructuring events that are necessary as a result of its acquisition of J.C. Nichols Company and that must be completed by September 30, 1998. With respect to 1998, we note that the Company's status as a REIT at any time during such year is dependent, among other things, upon the Company meeting the requirements of Sections 856 through 860 of the Code throughout the year and for the year as a whole. Accordingly, because the Company's satisfaction of such requirements will depend upon future events, including the restructuring events, the precise terms and conditions of proposed transactions, the final determination of operational results, and the effect of certain provisions contained in the President's Budget Proposal for the Fiscal Year 1999 on the Company's REIT status, it is not possible to assure that the Company will satisfy the requirements to be a REIT during the taxable year that will end December 31, 1998.

      In addition, we have participated in the preparation of the material under the heading "Federal Income Tax Considerations" of the Registration Statement and we are of the opinion that the federal income tax treatment described therein is accurate in all material respects.

      This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officers' Certificates may affect the opinions stated herein.

Highwoods Properties, Inc.
______________, 1998
Page 3

      This opinion is limited to the specific matters covered hereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                Very truly yours,


                                By:_________________________________